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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
 May 22, 2001

Golf Trust of America, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-22091 (Commission File Number)	33-0724736 (IRS Employer Identification Number)
14 North Adger's Wharf, Charleston, SC 29401 (Address of principal executive offices)(Zip Code)
(843) 723-4653 (Registrant's telephone number, including area code)
not applicable (Former name or former address, if changed since last report.)

Item 5. Other Events.

    On May 22, 2001 we issued a press release announcing that our shareholders approved our plan of liquidation at a special meeting of shareholders held in Charleston, South Carolina on May 22, 2001. A copy of that press release is being filed herewith as Exhibit 99.1.

    On May 23, 2001 we issued a press release announcing that lenders to our operating partnership gave notice on May 22, 2001 that they are accelerating the outstanding debt under two credit agreements. In addition, Bank of America, N.A., the administrative agent under the agreements, obtained a court order on May 22, 2001 which enjoins the sale of the assets of our operating partnership or its subsidiaries or entering into agreements to sell those assets until a preliminary injunction hearing, which is set for May 31, 2001. A copy of the press release we issued on May 23, 2001 is being filed herewith as Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

    The following exhibits are part of this current report on Form 8-K and are numbered in accordance with Item 601 of Regulation S-K.

Exhibit No.	Description
2.1	Plan of Liquidation and Dissolution, as approved by our company's shareholders on May 22, 2001.
3.1	Articles of Amendment of Golf Trust of America, Inc. dated May 22, 2001, as filed with the State Department of Assessments and Taxation of Maryland on May 25, 2001.
99.1	Press Release issued by our company on May 22, 2001 announcing shareholder approval of our plan of liquidation.
99.2	Press Release issued by our company on May 23, 2001 announcing acceleration of our operating partnership's credit agreements.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLF TRUST OF AMERICA, INC. (Registrant)
Date: May 29, 2001	By:	/s/ W. BRADLEY BLAIR, II W. Bradley Blair, II President and Chief Executive Officer

EXHIBIT INDEX

    Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.

Exhibit No.	Description
2.1	Plan of Liquidation and Dissolution, as approved by our company's shareholders on May 22, 2001.
3.1	Articles of Amendment of Golf Trust of America, Inc. dated May 22, 2001, as filed with the State Department of Assessments and Taxation of Maryland on May 25, 2001.
99.1	Press Release issued by our company on May 22, 2001 announcing shareholder approval of our plan of liquidation.
99.2	Press Release issued by our company on May 23, 2001 announcing acceleration of our operating partnership's credit agreements.

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SIGNATURES
EXHIBIT INDEX